                                                   [GRAPHIC OMITTED][GRAPHIC OMITTED]
                                                                      Mayer Brown LLP
                                                                        1675 Broadway
                                                        New York, New York 10019-5820

                                                              Main Tel (212) 506-2500
                                                              Main Fax (212) 262-1910
                                                                   www.mayerbrown.com

February 19, 2008

Oppenheimer Transition 2040 Fund
6803 South Tucson Way
Centennial, Colorado 80112-3924

Ladies and Gentlemen:

This opinion is being furnished to Oppenheimer Transition 2040Fund, a
Massachusetts business trust (the "Fund"), in connection with the
Registration Statement on Form N-1A (the "Registration Statement") under the
Securities Act of 1933, as amended (the "1933 Act"), and the Investment
Company Act of 1940, as amended, filed by the Fund.  As counsel for the Fund, we have examined such statutes, regulations corporate records and other documents and reviewed such questions of law that we deemed necessary or appropriate for the purposes of this opinion.

As to matters of Massachusetts law contained in this opinion, we have relied upon the opinion of Kushner Sanders Ravinal LLP, dated the date hereof.

Based upon the foregoing, we are of the opinion that the Class A Shares,
Class B Shares, Class C Shares, Class N Shares and Class Y Shares (as such terms are used in the Registration Statement) of beneficial interest to be issued by the Fund as described in the Registration Statement have been duly authorized for issuance and, when issued and delivered by the Fund, in exchange for the consideration stated in the Registration Statement, will be validly issued, fully paid and non-assessable (except for the potential liability of shareholders described in the Fund's Statement of Additional
Information being part of the Registration Statement, under the caption
"Shareholder and Trustee Liability" and except as provided in Section 4.3 of the Fund's Declaration of Trust to the contrary, with respect to sales loads or charges, redemption fees and other fees and charges not prohibited as charges to shareholders under applicable law).

We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to us as legal counsel to the
Fund in the Registration Statement.  We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange
Commission thereunder.

Sincerely,
/s/Mayer Brown LLP